Exhibit 99.1

ITW Delivers $1.90 Earnings per Share

•	Total revenue $3.6 billion; organic growth +2%; North America +4%

•	Operating margin 24.6%, +30 bps ex. 2017 legal settlement

•	GAAP EPS $1.90, +11% ex. 2017 legal settlement

•	Full-year EPS guidance narrowed $7.55 to $7.65; 15% growth at the mid-point

GLENVIEW, Ill., October 24, 2018 - Illinois Tool Works Inc. (NYSE: ITW) today reported third quarter 2018 GAAP earnings of $1.90 per share. As previously disclosed, the company recorded an EPS benefit of $0.14 per share related to a legal settlement in the third quarter of 2017. Excluding this item, EPS increased 11 percent. Excluding unfavorable foreign currency translation impact of $(0.03), EPS grew 13 percent.

“Despite some near-term market challenges in the third quarter, the ITW team delivered 11 percent earnings growth and EPS at the high end of our guidance range. We improved operating margin by 30 basis points to 24.6 percent, with continued strong execution of Enterprise Initiatives contributing 100 basis points of margin expansion. Pricing actions more than offset material cost inflation on a dollar for dollar basis, and price/cost margin percentage dilution showed sequential improvement versus the second quarter,” said E. Scott Santi, Chairman and Chief Executive Officer. “Overall market conditions in North America remained solid this quarter, while auto production in Europe and China and demand levels in several international end markets served by our Specialty and Polymers & Fluids segments softened versus the first half of the year and were below our expectations heading into the quarter. Our business model continues to generate strong free cash flow as evidenced by 17 percent free cash flow growth in the quarter, supporting our ability to raise our dividend 28 percent and repurchase $500 million of our shares in the quarter.”

“While we expect that these near-term market challenges will continue in the fourth quarter, we remain firmly on track to deliver our full-year EPS guidance with 15 percent earnings growth at the mid-point,” added Santi. “Our ability to deliver consistent, strong results across a wide range of economic scenarios is a direct reflection of the resilience of our high-quality diversified business portfolio, the strength of ITW’s proprietary Business Model and our team’s focused execution of ITW’s long-term strategy.”

Total revenue was flat as two percent organic growth was offset by the unfavorable impact of foreign currency translation. Organic revenue growth increased four percent in North America, offset by a one percent decline in

Europe and a two percent decline in Asia Pacific. As expected, ongoing Product Line Simplification (PLS) activities reduced organic revenue growth by 70 basis points.

According to IHS, automotive production in Europe declined five percent in the third quarter following four percent growth in the second quarter, while China automotive production declined four percent following 11 percent growth in the second quarter. As a result, in the third quarter, our European Automotive OEM business declined six percent, following three percent growth in the second quarter, while our China Auto OEM business was flat, following 17 percent growth in the second quarter.

In North America, organic growth remained solid as Welding grew 10 percent, Automotive OEM seven percent, Food Equipment four percent and Polymers & Fluids three percent.

Operating margin was 24.6 percent, an improvement of 30 basis points excluding the 2017 legal settlement, as Enterprise Initiatives contributed 100 basis points of margin improvement. Price/cost margin dilution impact in the third quarter improved to (60) basis points from (70) basis points in the second quarter of 2018.

After-tax return on invested capital was 28.0 percent, an improvement of 400 basis points resulting primarily from new U.S. tax rules and regulations. The effective tax rate in the third quarter was 23.7 percent.

Free Cash Flow was $743 million, an increase of 17 percent, and 116 percent of net income. In the quarter, the company repurchased $500 million of its own shares and raised its dividend 28 percent to an annualized $4.00 per share. Year-to-date, the company has repurchased $1.5 billion of its own shares.

2018 Guidance
Full-year EPS guidance was narrowed to a range of $7.55 to $7.65 per share, or 15 percent growth at the mid-point, with revenue up three to four percent, and organic growth of two to three percent. Prior year GAAP EPS of $4.86 included a ($1.90) per share impact from tax reform and a $0.17 per share impact from the legal settlement. Excluding these two items, 2017 adjusted EPS was $6.59 per share. The company expects to repurchase approximately $2.0 billion of its own shares in 2018.

For the fourth quarter 2018, the company expects GAAP EPS of $1.78 to $1.88, with revenue essentially flat as the impact of foreign currency translation, at current exchange rates, is expected to offset organic growth of one to two percent based on current levels of demand. Prior year GAAP EPS of ($0.22) included a $1.92 per share impact from tax reform. Excluding this item, adjusted EPS was $1.70 per share.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, foreign exchange rates, total and organic revenue growth, operating margin, economic conditions in various geographic regions, price/cost impact, free cash flow, effective tax rate, after-tax return on invested capital, and timing and amount of share repurchases. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2017 and subsequently filed Form 10-Qs.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.3 billion in 2017. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2018	2017(1)	2018	2017(1)
Operating Revenue	$3,613	$3,615	$11,188	$10,685
Cost of revenue	2,096	2,092	6,508	6,182
Selling, administrative, and research and development expenses	581	592	1,813	1,803
Legal settlement (income)	—	(80)	—	(95)
Amortization and impairment of intangible assets	47	51	143	156
Operating Income	889	960	2,724	2,639
Interest expense	(64)	(65)	(194)	(194)
Other income (expense)	10	11	48	29
Income Before Taxes	835	906	2,578	2,474
Income Taxes	197	266	622	711
Net Income	$638	$640	$1,956	$1,763

Net Income Per Share:
Basic	$1.91	$1.86	$5.81	$5.12
Diluted	$1.90	$1.85	$5.77	$5.07

Cash Dividends Per Share:
Paid	$0.78	$0.65	$2.34	$1.95
Declared	$1.00	$0.78	$2.56	$2.08

Shares of Common Stock Outstanding During the Period:
Average	333.3	343.4	336.7	344.7
Average assuming dilution	335.3	346.0	339.0	347.5

(1)
The three and nine months ended September 30, 2017 have been restated to reflect the adoption of new accounting guidance in 2018 which resulted in the presentation of $1 million and $5 million, respectively, of other net periodic benefit income in Other income (expense) rather than in Operating Income, with no change in Net Income.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and equivalents	$1,589	$3,094
Trade receivables	2,777	2,628
Inventories	1,338	1,220
Prepaid expenses and other current assets	236	336
Total current assets	5,940	7,278

Net plant and equipment	1,799	1,778
Goodwill	4,655	4,752
Intangible assets	1,130	1,272
Deferred income taxes	614	505
Other assets	1,181	1,195
	$15,319	$16,780

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,350	$850
Accounts payable	576	590
Accrued expenses	1,268	1,258
Cash dividends payable	332	266
Income taxes payable	137	89
Total current liabilities	3,663	3,053

Noncurrent Liabilities:
Long-term debt	6,054	7,478
Deferred income taxes	707	164
Noncurrent income taxes payable	496	614
Other liabilities	853	882
Total noncurrent liabilities	8,110	9,138

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,241	1,218
Retained earnings	20,938	20,210
Common stock held in treasury	(17,054)	(15,562)
Accumulated other comprehensive income (loss)	(1,589)	(1,287)
Noncontrolling interest	4	4
Total stockholders’ equity	3,546	4,589
	$15,319	$16,780

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$781	$168	21.5%
Food Equipment	567	151	26.6%
Test & Measurement and Electronics	536	132	24.7%
Welding	414	117	28.2%
Polymers & Fluids	415	91	22.1%
Construction Products	431	111	25.8%
Specialty Products	475	128	26.8%
Intersegment	(6)	—	—%
Total Segments	3,613	898	24.8%
Unallocated	—	(9)	—%
Total Company	$3,613	$889	24.6%

Nine Months Ended September 30, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,561	$583	22.8%
Food Equipment	1,647	421	25.6%
Test & Measurement and Electronics	1,633	390	23.9%
Welding	1,277	363	28.4%
Polymers & Fluids	1,302	278	21.4%
Construction Products	1,303	315	24.2%
Specialty Products	1,482	404	27.2%
Intersegment	(17)	—	—%
Total Segments	11,188	2,754	24.6%
Unallocated	—	(30)	—%
Total Company	$11,188	$2,724	24.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2018 vs. Q3 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(0.2)%	3.8%	2.9%	10.3%	(0.7)%	0.9%	(3.8)%	1.5%
Acquisitions/Divestitures	—%	—%	—%	—%	(0.6)%	—%	—%	(0.1)%
Translation	(1.7)%	(0.7)%	(0.7)%	(0.9)%	(3.1)%	(2.9)%	(0.9)%	(1.5)%
Operating Revenue	(1.9)%	3.1%	2.2%	9.4%	(4.4)%	(2.0)%	(4.7)%	(0.1)%

Q3 2018 vs. Q3 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(10) bps	70 bps	70 bps	160 bps	(20) bps	20 bps	(70) bps	20 bps
Changes in Variable Margin & OH Costs	40 bps	(180) bps	(10) bps	(40) bps	80 bps	40 bps	(40) bps	(230) bps (1)
Total Organic	30 bps	(110) bps	60 bps	120 bps	60 bps	60 bps	(110) bps	(210) bps
Acquisitions/Divestitures	—	—	—	—	10 bps	—	—	—
Restructuring/Other	(40) bps	40 bps	—	40 bps	40 bps	(20) bps	20 bps	10 bps
Total Operating Margin Change	(10) bps	(70) bps	60 bps	160 bps	110 bps	40 bps	(90) bps	(200) bps

Total Operating Margin % *	21.5%	26.6%	24.7%	28.2%	22.1%	25.8%	26.8%	24.6%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	270 bps	30 bps	390 bps	40 bps	110 bps	130 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.11) on GAAP earnings per share for the third quarter of 2018.
(1) The third quarter of 2017 included 230 basis points of favorability from the confidential legal settlement.

YTD 2018 vs YTD 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.2%	2.0%	4.7%	10.4%	0.2%	1.8%	0.2%	2.6%
Acquisitions/Divestitures	—%	—%	—%	—%	(0.2)%	—%	(0.1)%	—%
Translation	3.6%	2.6%	2.5%	0.6%	0.4%	1.6%	2.0%	2.1%
Operating Revenue	4.8%	4.6%	7.2%	11.0%	0.4%	3.4%	2.1%	4.7%

YTD 2018 vs. YTD 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	30 bps	40 bps	120 bps	150 bps	10 bps	50 bps	10 bps	50 bps
Changes in Variable Margin & OH Costs	(30) bps	(120) bps	70 bps	(40) bps	(10) bps	(10) bps	(70) bps	(100) bps (1)
Total Organic	—	(80) bps	190 bps	110 bps	—	40 bps	(60) bps	(50) bps
Acquisitions/Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	10 bps	10 bps	(10) bps	10 bps	40 bps	(20) bps	20 bps	10 bps
Total Operating Margin Change	10 bps	(70) bps	180 bps	120 bps	40 bps	20 bps	(40) bps	(40) bps

Total Operating Margin % *	22.8%	25.6%	23.9%	28.4%	21.4%	24.2%	27.2%	24.3%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	270 bps	30 bps	380 bps	40 bps	110 bps	140 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.32) on GAAP earnings per share for the first nine months of 2018.
(1) The year-to-date period of 2017 included 90 basis points of favorability from the confidential legal settlement.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30,		September 30,		December 31,
Dollars in millions	2018	2017	2018	2017	2017
Operating income(1)	$889	$960	$2,724	$2,639	$3,485
Less: Legal settlement income	—	(80)	—	(95)	(95)
Adjusted operating income	889	880	2,724	2,544	3,390
Tax rate(2)	25.5%	29.3%	25.0%	28.7%	28.3%
Income taxes	(227)	(259)	(681)	(731)	(958)
Operating income after taxes	$662	$621	$2,043	$1,813	$2,432

Invested capital:
Trade receivables	$2,777	$2,672	$2,777	$2,672	$2,628
Inventories	1,338	1,225	1,338	1,225	1,220
Net plant and equipment	1,799	1,759	1,799	1,759	1,778
Goodwill and intangible assets	5,785	6,051	5,785	6,051	6,024
Accounts payable and accrued expenses	(1,844)	(1,816)	(1,844)	(1,816)	(1,848)
Other, net	(494)	487	(494)	487	21
Total invested capital	$9,361	$10,378	$9,361	$10,378	$9,823

Average invested capital	$9,470	$10,354	$9,634	$10,051	$10,005
Annualized return on average invested capital	28.0%	24.0%	28.3%	24.1%	24.3%

(1)
The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $9 million, $5 million and $1 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the full year 2017, first nine months of 2017 and third quarter 2017, respectively, with no change in Net Income.

(2)
The tax rate for the three months ended September 30, 2018 excludes a net discrete tax benefit of $15 million. The tax rate for the nine months ended September 30, 2018 represents the estimated effective tax rate for the full year of 2018, excluding the third quarter net discrete tax benefit. The tax rate for the twelve months ended December 31, 2017 excludes the impact of the $658 million discrete tax charge related to the 2017 U.S. tax legislation.

ROIC for the three months ended September 30, 2018 was 28%, an improvement of 400 basis points. ROIC for the nine months ended September 30, 2018 was 28.3%, an improvement of 420 basis points. The improvement in both periods was primarily the result of the new U.S. tax rules and regulations.

ADJUSTED FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2018	2017	2018	2017
Net cash provided by operating activities	$844	$780	$2,002	$1,707
Less: Additions to plant and equipment	(101)	(78)	(282)	(219)
Free cash flow	$743	$702	$1,720	$1,488
Less: 2017 legal settlement	—	(65)	—	(95)
Adjusted free cash flow	$743	$637	$1,720	$1,393

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

IMPACT OF THE "TAX CUTS AND JOBS ACT" AND LEGAL SETTLEMENT ON 2017 RESULTS

Following the passing of the “Tax Cuts and Jobs Act” in the U.S., ITW recorded a one-time tax charge of $658 million in the fourth quarter of 2017. Additionally, as previously disclosed, ITW entered into a confidential legal settlement, resulting in a favorable one-time benefit of $95 million, of which $15 million was recognized in the second quarter of 2017 and $80 million was recognized in the third quarter of 2017. The following schedules illustrate the impact of these items on the Company’s full year, fourth quarter and third quarter 2017 financial results:

	Fourth Quarter 2017			Full Year 2017
Dollars in millions	As Reported(1)	Tax Charge	Ex. Tax Charge	As Reported(1)	Legal Item	Tax Charge	Ex. Items
Total Revenue	$3,629	—	$3,629	$14,314	—	—	$14,314
Operating Income	846	—	846	3,485	+$95	—	3,390
Operating Margin	23.3%	—	23.3%	24.3%	+60 bps	—	23.7%
Tax Rate	109.6%	+82.7%-pts	26.9%	48.4%	—	+20.1%-pts	28.3%
Net Income (Loss)	$(76)	$(658)	$582	$1,687	+$59	($658)	$2,286
EPS	$(0.22)	$(1.92)	$1.70	$4.86	+$0.17	($1.90)	$6.59

	Third Quarter 2017
Dollars in millions	As Reported(1)	Legal Item	Ex. Legal Item
Total Revenue	$3,615	—	$3,615
Operating Income	960	+$80	880
Operating Margin	26.6%	+230 bps	24.3%
EPS	$1.85	+$0.14	$1.71

(1)
The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $9 million, $4 million and $1 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the full year 2017, fourth quarter 2017 and third quarter 2017, respectively, with no change in Net Income.